UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025

Commission File Number	Exact Name of Registrant as Specified in its Charter, State or other
Jurisdiction of Incorporation,
Address of Principal Executive Offices, Zip Code, and Registrant's
	Telephone Number, Including Area Code	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 525 South Tryon Street Charlotte, North Carolina 28202 800-488-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Duke Energy	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy	5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Duke Energy	Depositary Shares each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC
Duke Energy	3.10% Senior Notes due 2028	DUK 28A	New York Stock Exchange LLC
Duke Energy	3.85% Senior Notes due 2034	DUK 34	New York Stock Exchange LLC
Duke Energy	3.75% Senior Notes due 2031	DUK 31A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeffrey Guldner to the Board of Directors

On September 11, 2025 the Board of Directors (the “Board”) of Duke Energy Corporation (the “Corporation”) appointed Jeffrey Guldner to the Board, effective September 15, 2025, with an initial term expiring at the 2026 Annual Meeting of Shareholders. The Board has also appointed Mr. Guldner to the Compensation and People Development Committee and the Finance and Risk Management Committee of the Board, effective September 15, 2025.

Mr. Guldner retired as chairman of the board, president and chief executive officer of Pinnacle West Capital Corporation (“Pinnacle West”) and its primary subsidiary, Arizona Public Service Company (“APS”), on March 31, 2025, after five years of leading the company. Mr. Guldner will remain employed by Pinnacle West in a non-executive advisory capacity through the end of March 2026. Prior to his time at APS, Mr. Guldner was a partner with the law firm of Snell & Wilmer LLP, where he practiced public utility, telecommunications, and energy law. Mr. Guldner also served as a surface warfare officer in the United States Navy and was an assistant professor of naval science at the University of Washington.

The Board has affirmatively determined that Mr. Guldner is independent pursuant to the Corporation’s Standards for Assessing Director Independence, the listing standards of the New York Stock Exchange and the rules and regulations of the U.S. Securities and Exchange Commission.

As a non-employee director of the Corporation, Mr. Guldner will receive a pro-rated payment of the cash and stock annual retainer and will be eligible for other retainers (if applicable) in accordance with the Corporation’s Director Compensation Program, as set forth on Exhibit 10.4 of the Corporation’s Form 10-Q, filed with the SEC on May 6, 2025, and will be eligible to participate in the Corporation’s Directors’ Savings Plan, which is described in the Annual Proxy Statement filed with the SEC on March 14, 2025.  Mr. Guldner is subject to the Corporation’s Stock Ownership Guidelines, which require outside directors to own common stock (or common stock equivalents) of the Corporation with a value equal to at least five (5) times the annual Board cash retainer (i.e., an ownership level of $675,000) or retain fifty percent (50%) of his vested annual equity retainer.

There are no arrangements or understandings between Mr. Guldner and any other person pursuant to which Mr. Guldner was elected to the Board. There are no transactions in which Mr. Guldner has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, at this time.

Item 8.01. Other Events.

On September 12, 2025, the Company issued a press release announcing Mr. Guldner’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated September 12, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

/s/ DAVID S. MALTZ
David S. Maltz
Title: Vice President, Legal, Chief Governance Officer and Corporate Secretary

Dated: September 12, 2025